EXHIBIT 10.1

THIRD AMENDMENT TO NON-RECOURSE RECEIVABLES PURCHASE AGREEMENT

This Third Amendment to Non-Recourse Receivables Purchase Agreement (this “Amendment”) is entered into as of November 23, 2010, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Buyer”) and ARBINET CORPORATION (f/k/a Arbinet-thexchange, Inc.), a Delaware corporation with its principal place of business at 460 Herndon Parkway, Suite 150, Herndon, Virginia 20170 (“Seller”).

1.    DESCRIPTION OF EXISTING AGREEMENT. Among other indebtedness and obligations which may be owing by Seller to Buyer, Seller is indebted to Buyer pursuant to a financing arrangement dated as of November 28, 2005, evidenced by, among other documents, a certain Non-Recourse Receivables Purchase Agreement dated as of November 28, 2005, between Seller and Buyer, as amended by a certain First Amendment to Non-Recourse Receivables Purchase Agreement dated as of December 17, 2007, and as further amended by a certain Second Amendment to Non-Recourse Receivables Purchase Agreement dated as of November 24, 2008 (as amended, the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning as in the Purchase Agreement.

2.	DESCRIPTION OF CHANGE IN TERMS. Modifications to Purchase Agreement.

1.
The Purchase Agreement shall be amended by renumbering Sections 1.12, 1.13, 1.14, 1.15, 1.16, 1.17, 1.18, 1.19, 1.20, 1.21, 1.22, 1.23, 1.24 and 1.25 as Sections 1.13, 1.14, 1.15, 1.16, 1.17, 1.18, 1.19, 1.20, 1.21, 1.22, 1.23, 1.24, 1.25 and 1.26 respectively.

2.	The Purchase Agreement shall be amended by inserting the following new Section 1.12, appearing immediately after Section 1.11 thereof:

“           1.12          “Liquidity” is (a) Seller’s unrestricted and unencumbered cash maintained with Buyer and, without duplication,  Seller’s unrestricted and unencumbered cash maintained in its two existing accounts with NatWest (account numbers 43891 and 39678), minus (b) all amounts owed by Seller to Buyer, including, without limitation, (i) all amounts outstanding under this Agreement (including, without limitation, the Purchased Receivable Amount for any Purchased Receivable for which Buyer has not yet received payment in full), and (ii) all obligations and liabilities of Seller to Buyer pursuant to that certain Accounts Receivable Financing Agreement dated as of February 3, 2003, between Seller and Buyer, as amended.”

3.	The Purchase Agreement shall be amended by deleting the following text appearing in Section 2.1.1 thereof:

“Each purchase and sale hereunder shall be in the sole discretion of Buyer and Seller. In any event, Buyer will not (i) purchase any Receivables in excess of an aggregate outstanding amount exceeding Ten Million Dollars ($10,000,000.00), or (ii) purchase any Receivables under this Agreement after November 26, 2010.”

and inserting in lieu thereof the following:

“Each purchase and sale hereunder shall be in the sole discretion of Buyer and Seller. In any event, Buyer will not (i) purchase any Receivables in excess of an aggregate outstanding amount exceeding Ten Million Dollars ($10,000,000.00), or (ii) purchase any Receivables under this Agreement after February 26, 2011.”

4.	The Purchase Agreement shall be amended by deleting the following text, appearing in Section 10 thereof:

“           (e)           Seller shall breach any covenant, agreement, warranty, or representation set forth herein, and the same is not cured (whether pursuant to the provisions of Section 6 hereof, if applicable, or otherwise) to Buyer’s reasonable satisfaction within 10 days after Buyer has given Seller oral or written notice thereof; provided, that if such breach is incapable of being cured it shall constitute an immediate default hereunder.”

  and inserting in lieu thereof the following:

“           (e)           Seller shall breach any covenant, agreement, warranty, or representation set forth herein, and the same is not cured (whether pursuant to the provisions of Section 6 hereof, if applicable, or otherwise) to Buyer’s reasonable satisfaction within 10 days after Buyer has given Seller oral or written notice thereof; provided, that if such breach is incapable of being cured it shall constitute an immediate default hereunder; or

            (f) Seller has Liquidity of less than Seven Million Five Hundred Thousand Dollars ($7,500,000.00) at any time.”

3.    FEES. Seller shall be obligated to reimburse Buyer for any reasonable legal fees and expenses incurred in connection with this Amendment.

4.    CONSISTENT CHANGES. The Purchase Agreement is hereby amended wherever necessary to reflect the changes described above.

5.    RATIFICATION OF PERFECTION CERTIFICATE. Seller has delivered to Buyer an updated Perfection Certificate in connection with this Amendment, which is dated as of November 23, 2010 and which shall be deemed to replace that certain Perfection Certificate dated as of June 3, 2007.

6.    RATIFICATION OF LOAN DOCUMENTS. Seller hereby ratifies, confirms, and reaffirms all terms and conditions of the Purchase Agreement.

7.    NO DEFENSES OF SELLER. Seller hereby acknowledges and agrees that Seller has no offsets, defenses, claims, or counterclaims against Buyer with respect to the Purchase Agreement, and that if Seller now has, or ever did have, any such offsets, defenses, claims, or counterclaims against Buyer, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Seller hereby RELEASES Buyer from any liability thereunder.

8.    CONTINUING VALIDITY.  Seller understands and agrees that in modifying the Purchase Agreement, Buyer is relying upon Seller’s representations, warranties, and agreements, as set forth in the Purchase Agreement. Except as expressly modified pursuant to this Amendment, the terms of the Purchase Agreement remain unchanged and in full force and effect.  Buyer’s agreement to modifications to the Purchase Agreement pursuant to this Amendment in no way shall obligate Buyer to make any future modifications to the Purchase Agreement.

9.    COUNTERSIGNATURE. This Amendment shall become effective only when it shall have been executed by Seller and Buyer.

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This Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:	BANK:

ARBINET CORPORATION	SILICON VALLEY BANK
By: /s/ Gary Brandt	By: /s/ Amber M. Scarchilli
Name: Gary Brandt	Name: Amber M. Scarchilli
Title: CFO	Title: Vice President